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                                                                   EXHIBIT 10.44


                                PROMISSORY NOTE


$75,000.00                                                    December 31, 1997


     FOR VALUE RECEIVED, Andrew M. Martin ("Maker"), promises to pay to ANNIE'S HOMEGROWN, INC., a Delaware corporation ("Holder") at the Holder's principal place of business, or such other place as the Holder may from time to time designate, in lawful money of the United States, the principal sum of Seventy Five Thousand dollars ($75,000) plus interest thereon, as set forth below.

     Interest.  Interest on the principal balance of the Note outstanding from
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time to time shall accrue at a simple annual rate of 6.02%, which is equal to the Mid-Term Applicable Federal Rate for December, 1997.

     Payments of Principal and Interest.  On demand, the Maker shall pay to the
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Holder all principal outstanding under the Note, plus all interest accrued and unpaid through such date. Interest as stated above shall be payable by the Maker to the Holder on the first business day of each successive calendar quarter, commencing on April 1, 1998, and so long as any principal balance remains outstanding on the Note.

     Prepayment.  The Maker may prepay all or any portion of the principal and
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interest due under the Note at any time, or from time to time, without penalty and without first obtaining the consent of the Holder.

     Application of Payments.  All payments made hereunder, whether at maturity
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or as prepayments, shall be applied first to any interest then accrued and unpaid, then to any other amounts due with respect to the Note, and then to the reduction of principal.

     Default.  The Maker shall be in default under the Note if:
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     (a)  The Maker fails to make a payment of interest when due;

     (b) The Maker voluntarily files for, or is adjudicated as, bankrupt or insolvent, seeks or consents to the appointment of a receiver or trustee for itself or for all or any part of its property, files a petition seeking relief under the bankruptcy or similar laws of the United States or any state or any other competent jurisdiction, makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; or

     (c) A court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of the Maker, a receiver or trustee for all or any part of his property or enters an order for relief or approves a petition filed against the Maker under the bankruptcy or similar laws of the United States or any state or other competent jurisdiction, and such order, judgment or decree remains in force undischarged or unstayed for a period of sixty (60) days.

     Remedies.  Upon the occurrence of a default hereunder, the Holder, at the
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Holder's option, may (i) declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, notice of dishonor, all of which are expressly waived by Holder, and (ii) exercise
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any and all of the remedies provided in the Note, the Pledge Agreement (defined below) and applicable law. Failure to exercise the foregoing remedies upon any default by the Maker shall not constitute a waiver of the right to exercise the same or any other remedies at any subsequent time with respect to the same event or any other default.

     Governing Law: Sever-ability.  The Note shall be governed by and construed
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in accordance with the laws of State of California as applied to contracts entered into and to be performed entirely within that state. If any provision hereof is in conflict with any statute or rule of California or otherwise is unenforceable for any reason, then such provisions shall be deemed separable from and shall not invalidate any other provision of the Note.

     Successors and Assigns.  The Holder may not sell, assign, pledge or
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otherwise transfer the Note without the prior written consent of the Maker.  The terms of the Note shall inure to the benefit of and bind the Maker and the Holder and their respective successors and permitted assigns.

     Security.  The Note is secured by a pledge of Twenty Five Thousand (25,000)
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shares of the common stock of the Holder pursuant to a pledge agreement of even date herewith between the Holder and the Maker (the "Pledge Agreement").

     Maximum Legal Rate of Interest.  All agreements between Maker and Holder,
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whether now existing or hereafter arising, are hereby limited so that in no event shall the interest charged hereunder or agreed to be paid to Holder exceed the maximum amount permissible under applicable law. Holder shall be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law. If Holder ever receives interest or anything deemed interest in excess of the maximum lawful amount, an amount equal to the excessive interest shall be applied to the reduction of the principal, and if it exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. If interest otherwise payable to Holder would exceed the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law. This paragraph shall control all agreements between Maker and Holder in connection with the indebtedness evidenced hereby.

     IN WITNESS WHEREOF, the Maker has caused the Note to be duly executed.


                                    MAKER:

                                    ___________________
                                    Andrew M. Martin